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                                                                    Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by the reference in Registration Statement No. 333-34725 of Hamilton Bancorp Inc. on Form S-8 of our report dated January 30, 1998, appearing in this Annual Report on Form 10-K of Hamilton Bancorp Inc. for the year ended December 31, 1997. We also consent to the reference to us under the heading "Selected Financial Data" in such Annual Report on Form 10-K.

DELOITTE & TOUCHE LLP

Miami, Florida
March 27, 1998